EXHIBIT 10.6

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Warrants in favor of Cowen & Co., LLC dated May 25, 2006 are substantially identical in all material respects except as to the exercise price and the number of shares for which warrant can be exercised.

Exercise Price	Shares for which Warrant can be Exercised
$3.60	198, 264
$4.35	49,566

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

NESTOR, INC.

Warrant To Purchase Common Stock

Warrant No.: 2006B-1
Number of Shares of Common Stock: 198,264
Date of Issuance: May 25, 2006 ("Issuance Date")

Nestor, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cowen & Co., LLC, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the date of the Company’s receipt of the Issuance Approval (as defined in the Securities Purchase Agreement) (the "Initial Exercisability Date"), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), 198,264 fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). This Warrant is being issued to the Holder together with Warrant No. 2006B-2 dated as of the Issuance Date (the “2006B-2 Warrant”). For purposes hereof, this Warrant, together with the 2006B-2 Warrant, shall be referred to collectively herein as the “Warrants”. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Sections 1(f) and (g)), this Warrant may be exercised by the Holder from time to time on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and so long as the certificates therefor are not required to bear a legend pursuant to Section 5(c) of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission System, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, which certificate shall not bear any restrictive legend unless the certificate is required to bear such a legend pursuant to Section 5(c) of the Securities Purchase Agreement. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account, or the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, "Exercise Price" means $3.60, subject to adjustment as provided herein.

(c) Company's Failure to Timely Deliver Securities. If, at any time, the Holder of this Warrant submits the Exercise Delivery Documents, and the Company fails for any reason or for no reason to deliver, on or prior to the Share Delivery Date, the number of shares of Common Stock to which the Holder is entitled upon such exercise (an "Exercise Default"), then the Company shall pay to the Holder payments ("Exercise Default Payments") for an Exercise Default in the amount of (i) (N/365), multiplied by (ii) the amount by which the Closing Sale Price of the Common Stock on the date the Exercise Notice giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "Exercise Default Date") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (iii) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (iv) .18, where N equals the number of days from the Exercise Default Date which gave rise to the Exercise Default to the date that the Company effects the full exercise of this Warrant. The accrued Exercise Default Payment for each calendar month shall be paid in cash to the Holder by the fifth day of the month following the month in which it has accrued. In addition to the foregoing, if within three Trading Days after the Company's receipt of the facsimile copy of an Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the date of exercise. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

(d) Cashless Exercise.  Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or from time to time in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Holder (together with such Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the preceding sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The limitations contained in this Section 1(f) shall apply to a successor Holder of this Warrant. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the 61st day after such notice is delivered to the Company.

(g)  Insufficient Authorized Shares. If at any time after the earlier of (i) the Company's receipt of stockholder approval of the Amendment (as defined in the Securities Purchase Agreement) and (ii) July 15, 2006, and while any of the Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the "Required Reserve Amount") (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. If the Company fails to remedy any Authorized Share Failure within 60 days after the date on which such Authorized Share Failure occurs, then the Company shall immediately notify the holders of the Warrants of such occurrence and each holder of Warrants shall thereafter have the option, exercisable in whole or in part at any time and from time to time, by delivery of a Redemption Notice (as defined in Section 4(c) below) to the Company, to require the Company to redeem for cash, at an amount per share equal to the Redemption Price (as defined in Section 4(c) below), a portion of this Warrant such that, after giving effect to such redemption, the then unissued portion of the holder's Reserved Amount (as defined below) allocable to the Warrants then held by such holder is at least equal to the Required Reserved Amount with respect to the remaining Warrants held by such holder; provided that, notwithstanding the foregoing, in the event the Company does not receive stockholder approval of the Amendment on or before July 15, 2006, each holder shall have the right to deliver a Redemption Notice pursuant to this Section 1(g) at any time after such date. If the Company fails to redeem such portion of this Warrant within five business days after its receipt of such Redemption Notice, then the holder hereof shall be entitled to interest on the Redemption Price at a per annum rate equal to 13.5% from the date on which such Redemption Price is required to be paid hereunder until the actual date of payment of the Redemption Price hereunder.

(h) Listing. The Company shall promptly secure the listing or quotation of the shares of Common Stock issuable upon the exercise of this Warrant upon the Principal Market or upon such other Eligible Market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed or quoted, such listing or quotation of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list or apply for quotation on each Eligible Market, and shall maintain such listing or quotation of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed or quoted on such Eligible Market. In the event that the Common Stock is suspended from trading on, or is not listed (and authorized) for trading on, any Eligible Market for an aggregate of 10 or more Trading Days in any 12 month period after the date on which the Common Stock is first approved for trading on such Eligible Market, the holder of this Warrant shall have the right to deliver a Redemption Notice (as defined in Section 4(c) below) and require the Company to pay such holder in cash an amount equal to the Redemption Price (as defined in Section 4(c) below), plus any interest or penalties accruing thereon, all pursuant to the procedures set forth in Section 4(c) below.

(i) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 1(i), (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after May 25, 2006 (the “Subscription Date”) the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including, without limitation, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and the issuance of any shares of Common Stock, Options or Convertible Securities in exchange for any non-convertible security such as a non-convertible note, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Issuance (as defined in Section 16 below)) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options, whether or not immediately exercisable, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for no consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance or sale. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration received therefor will be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company (subject to the right of the Holder to dispute such valuation as described below). If the Holder disagrees with the Board of Directors’ determination of fair value, the Holder may submit a notice of disagreement to the Company. During the 10 days immediately following the Company’s receipt of such notice (the “Notice Date”), the Holder and the Company shall negotiate in good faith to determine a mutually agreeable fair value. If the parties are unable to reach agreement within such 10-day period, the fair value of such consideration will be determined within five Business Days after the 10th day following the Notice Date by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Options outstanding as of the Subscription Date but not included in Schedule 3(c) to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Options included in Schedule 3(c) to the Securities Purchase Agreement as a result of the issuance of the securities under the Stock Purchase Agreement and the number of shares that the Company issues (or is obligated to issue) as a result of such issuance exceeds the amount specified in Schedule 3(c) to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this Section 2(a) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than an Excluded Issuance), then the Company's Board of Directors will make in good faith an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

(d) De Minimis Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in such price; provided, however, that any adjustment which by reason of this Section 2(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

(e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment or readjustment of the Exercise Price or change in number or type of stock, securities and/or other property issuable upon exercise of this Warrant, then, and in each such case, the Company shall promptly make a public announcement of such adjustment or readjustment and shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment or readjustment and any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.

(a) Except as set forth in Section 3(b), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (i); provided that in the event that the Distribution is of shares of common stock (or common equity) ("Other Shares of Common Equity") of a company whose shares of common equity are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Equity in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Equity that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (i) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (ii).

(b) Notwithstanding anything to the contrary set forth in Section 3(a) hereof, no adjustment under Section 3(a) shall be made with respect to any cash Distribution declared on the Common Stock unless (i) the sum of (A) the per share amount of such contemplated Distribution plus (B) the sum of all other cash Distributions declared and paid on the Common Stock during the 360 consecutive calendar day period ending on the date immediately preceding the payment of the contemplated Distribution equals or exceeds (ii) 5% of the Closing Sale Price on the date immediately preceding the payment of the contemplated Distribution.

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (collectively, "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant, but after the calculation of such number of shares, the provisions of Section 1(f) shall continue to apply) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. If the right to exercise or convert any such Purchase Rights would expire in accordance with their terms prior to the exercise of this Warrant, then the terms of such Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the Holder receives such Purchase Rights pursuant to the exercise hereof.

(a) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity and, if an entity other than the Successor Entity is the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Fundamental Transaction, such other entity (the "Other Entity"), assumes in writing all of the obligations of the Company under this Warrant and the other Transaction, including executing an agreement to deliver to the Holder in exchange for this Warrant a security of the Successor Entity or the Other Entity, as applicable, evidenced by a written instrument substantially similar in form and substance to this Warrant and with appropriate provisions such that the rights and interests of the Holder and the economic value of this Warrant are in no way diminished by such Fundamental Transaction (including, without limitation, in the case of any such Fundamental Transaction in which the Successor Entity or Other Entity, as applicable, is not the Company, an immediate adjustment of the Exercise Price and Warrant Shares so that the Exercise Price and Warrant Shares immediately after the Fundamental Transaction reflect the same relative value as compared to the value of the surviving entity's common stock that existed between the Exercise Price and the Warrant Shares and the value of the Company's Common Stock immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant)), and (ii) the Successor Entity or the Other Entity, if applicable, is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a "Public Successor"). Upon the occurrence of any Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity or the Other Entity, as applicable), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity or such Other Entity, as applicable, had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity or the Other Entity, as applicable, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(b) Notwithstanding the provisions of Section 4(b) above, at least 45 days before the consummation of a Change of Control (as defined herein), but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto (or, with respect to a tender offer, or a change in the Board of Directors, if the Company is unable to comply with this time requirement because of the nature of the Change of Control, as soon as the Company reasonably believes that the Change of Control is to be consummated), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice"). If the terms of a Change of Control change materially from those set forth in a Change of Control Notice, the Company shall deliver a new Change of Control Notice and the time periods in this clause (b) shall be calculated based upon the Holder's receipt of the later Change of Control Notice. At any time during the period (the "Change of Control Period") beginning after the Holder's receipt of a Change of Control Notice and ending on the date that is 15 Trading Days after the later of the consummation of such Change of Control or delivery of the Change of Control Notice, the Holder may require the Company to purchase all or any portion of this Warrant by delivering written notice thereof ("Redemption Notice") to the Company, which Redemption Notice shall indicate the portion of this Warrant that the Holder is electing to have the Company purchase; provided, however, that if the Closing Sale Price of the Common Stock on the first Trading Day immediately following the public announcement of the Change of Control described in the Change of Control Notice exceeds $6.00 per share, then the Holder shall not have the right to deliver a Redemption Notice or require the redemption of its Warrants pursuant to this Section 4(c) with respect to such Change of Control. The portion of this Warrant to be purchased pursuant to this Section 4(c) (the "Redemption Portion") shall be purchased by the Company for cash at a price equal to the value of the Redemption Portion on the date of such purchase, which value shall be determined by use of the Black Scholes Option Pricing Model utilizing (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of (A) 60% and (B) the 100 day volatility for the Company as of the date of the public announcement of the Change of Control described in the Change of Control Notice obtained from the HVT function on Bloomberg (the "Redemption Price"). Notwithstanding anything to the contrary in this Section 4(c), until the Redemption Price (together with any interest thereon) is paid in full, the unexercised portion of the Warrant submitted for purchase under this Section 4(c) (together with any interest thereon) may be exercised, in whole or in part, by the Holder for Common Stock, or in the event the exercise date is after the consummation of the Change of Control, shares of stock or equity interests of the Successor Entity or Other Entity, as applicable, substantially equivalent to the Company's Common Stock pursuant to Section 4(b). Any amount due under this Warrant that is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 13.5% per annum from the date such amount was due until the same is paid in full.

5. REGISTRATION RIGHTS. The Warrant Shares are deemed to be “Registrable Securities” within the meaning of the Company’s Registration Rights Agreement (as defined in Section 16(r) hereof).

6. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, from and after the Company's receipt of stockholder approval of the Amendment (as defined in the Securities Purchase Agreement) and so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise), including, without limitation, those actions called for by Section 1(g) hereof.

7. WARRANT HOLDER NOT DEEMED A STOCKHOLDER; NOTICES OF CORPORATE ACTION. i) Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

(b) Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders. In addition, in case at any time:

(i) the Company shall declare any dividend or distribution upon the Common Stock;

(ii) the Company shall offer to grant, issue or sell to the holders of the Common Stock any additional shares of stock of any class or any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property;

(iii) there shall be any Fundamental Transaction or other capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the Holder (A) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 10 days prior to the record date for events described in clause (i) and 30 days prior to the record date or the date on which the Company's books are closed in respect of events described in clauses (ii), (iii) and (iv). Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the Holder.

8. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

10. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

11. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of New York, Borough of Manhattan, in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. TRANSFER. This Warrant is subject to certain restrictions on transfer set forth in Section 5 of the Securities Purchase Agreement; provided, however, that this Warrant and any shares of Common Stock issued upon exercise of this Warrant may be offered for sale, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities law restrictions.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "5% Senior Convertible Notes" means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain 5% Senior Convertible Notes of the Company, due October 31, 2007, outstanding as of the Subscription Date and upon the terms and conditions of such notes as in effect as of the Subscription Date (as modified pursuant to the express terms of the Securities Purchase Agreement).

(b) "5% Warrants" means the warrants to purchase Common Stock issued to the holders of the 5% Senior Convertible Notes on the Issuance Date pursuant to the terms of a Noteholder Agreement (as defined in the Securities Purchase Agreement).

(c) "Bloomberg" means Bloomberg Financial Markets.

(d) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g) "Common Stock" means (i) the Company's shares of Common Stock, par value $.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(h) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company.

(i) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j) "Eligible Market" means the Principal Market, The Nasdaq Capital Market, The New York Stock Exchange, Inc. or the American Stock Exchange.

(k) "Excluded Issuance" means (i) the issuance of Common Stock upon the exercise or conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date and disclosed in Schedule 3(c) to the Securities Purchase Agreement in accordance with the terms of such Options or Convertible Securities as of such date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date without the consent of the Required Holders (except as expressly provided for in the Securities Purchase Agreement with respect to the 5% Senior Convertible Notes); (ii) the grant of options to purchase Common Stock or other stock-based awards or sales, with exercise or purchase prices not less than the market price of the Common Stock on the date of grant or issuance, which are issued or sold to employees, officers or directors of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Company's Board of Directors, and the issuance of Common Stock upon the exercise thereof; (iii) the issuance of Common Stock upon the exercise of the Warrants, the SPA Warrants or the 5% Warrants or the conversion of the SPA Securities; and (iv) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm's length basis, the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital.

(l) "Expiration Date" means the date 60 months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

(m) "Fundamental Transaction" means: (i) a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company’s assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding shares of Common Stock (other than Silver Star Partners I, LLC (“Silver Star”), provided that Silver Star or its affiliates or agents do not acquire beneficial ownership of more than (x) 50% of the outstanding shares of Common Stock through a tender offer, exchange offer or similar transaction for any security of the Company or (y) 60% of the outstanding shares of Common Stock by any means); (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the Board of Directors on the date hereof (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's stockholders was approved by a vote of at least a two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

(n) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q) "Principal Market" means the Nasdaq National Market.

(r) "Registration Rights Agreement" means the Registration Rights Agreement dated as of May 25, 2006 by and among the Company and the buyers (the “Buyers”) party thereto.

(s) "Required Holders" means the holders of SPA Warrants representing at least 75% of the shares of Common Stock underlying the SPA Warrants then outstanding.

(t) "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of May 25, 2006 among the Company and certain purchasers named therein.

(u) "SPA Securities" means the Company's 7.0% Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement.

(v) "SPA Warrants" means the warrants to purchase the Company's common stock issued pursuant to the Securities Purchase Agreement.

(w) "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(x) "Trading Day" means any day on which trading the Common Stock is reported on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market that is the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(y) "Transaction Documents" is defined in the Securities Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

NESTOR, INC.

By: /s/ Nigel P. Hebborn
Nigel P. Hebborn
Chief Financial Officer

[Signature Page to Warrant to Purchase Common Stock]

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

NESTOR, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Nestor, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: ___________, 20____

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Insert Name of Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______ __, 2006 from the Company and acknowledged and agreed to by [Insert Name of Transfer Agent].

NESTOR, INC.

By:
Name:
Title: